                                                                      EXHIBIT 11

                   MERRILL LYNCH & CO., INC. AND SUBSIDIARIES
                   ------------------------------------------
              COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE (A)
                    (In Thousands, Except Per Share Amounts)




                                                        YEAR ENDED LAST FRIDAY IN DECEMBER
                                            -----------------------------------------------------------
                                             1993 (C)     1992 (C)      1991        1990        1989
                                            -----------  ----------  ----------  ----------  ----------
                                            (53 Weeks)   (52 Weeks)  (52 Weeks)  (52 Weeks)  (52 Weeks)
Primary:
Earnings (loss) before cumulative
  effect of changes in accounting
  principles and discontinued
  operations                                $1,394,359    $952,405    $696,117    $191,856   $(217,366)
Cumulative effect of changes in
  accounting principles                        (35,420)    (58,580)          -           -           -
Discontinued operations                              -           -           -           -       3,981
                                            ----------    --------    --------    --------   ---------
Net earnings (loss)                          1,358,939     893,825     696,117     191,856    (213,385)
Remarketed Preferred stock
  dividends                                     (5,381)     (6,339)    (17,725)    (23,924)    (22,016)
                                            ----------    --------    --------    --------   ---------
Net earnings (loss) applicable to
  common stockholders                       $1,353,558    $887,486    $678,392    $167,932   $(235,401)
                                            ==========    ========    ========    ========   =========

Weighted average shares outstanding:
  Common stock                                 209,276     207,730     204,754     205,220     203,718
  Assuming issuance of shares relating
  to employee incentive plans (B)               17,055      18,672      20,596       5,832           -
                                            ----------    --------    --------    --------   ---------
Total shares                                   226,331     226,402     225,350     211,052     203,718
                                            ==========    ========    ========    ========   =========

Per common share amounts:
  Earnings (loss) before cumulative
   effect of changes in accounting
   principles and discontinued
   operations                               $     6.14    $   4.18    $   3.01    $    .80   $   (1.18)
  Cumulative effect of changes in
     accounting principles                        (.16)       (.26)          -           -           -
  Discontinued operations                            -           -           -           -        (.02)
                                            ----------    --------    --------    --------   ---------
Net earnings (loss)                         $     5.98    $   3.92    $   3.01    $    .80   $   (1.16)
                                            ==========    ========    ========    ========   =========

Fully diluted:
Earnings (loss) before cumulative
  effect of changes in accounting
  principles and discontinued
  operations                                $1,394,359    $952,405    $696,117    $191,856   $(217,366)
Cumulative effect of changes in
 accounting principles                         (35,420)    (58,580)          -           -           -
Discontinued operations                              -           -           -           -       3,981
                                            ----------    --------    --------    --------   ---------
Net earnings (loss)                          1,358,939     893,825     696,117     191,856    (213,385)
Remarketed Preferred stock
 dividends                                      (5,381)     (6,339)    (17,725)    (23,924)    (22,016)
                                            ----------    --------    --------    --------   ---------
Net earnings (loss) applicable to common
 stockholders                               $1,353,558    $887,486    $678,392    $167,932   $(235,401)
                                            ==========    ========    ========    ========   =========
Weighted average shares outstanding:
  Common stock                                 209,276     207,730     204,754     205,220     203,718
  Assuming issuance of shares relating
   to employee incentive plans (B)              18,204      19,124      25,162       5,832           -
                                            ----------    --------    --------    --------   ---------
Total shares                                   227,480     226,854     229,916     211,052     203,718
                                            ==========    ========    ========    ========   =========

Per common share amounts:
  Earnings (loss) before cumulative
   effect of changes in accounting
   principles and discontinued
   operations                               $     6.11    $   4.17    $   2.95    $    .80   $   (1.18)
  Cumulative effect of changes in
   accounting principles                          (.16)       (.26)          -           -           -
  Discontinued operations                            -           -           -           -         .02
                                            ----------    --------    --------    --------   ---------
Net earnings (loss)                         $     5.95    $   3.91    $   2.95    $    .80   $   (1.16)
                                            ==========    ========    ========    ========   =========


(A) All share and per share amounts have been restated for the two-for-one common stock split, effected in the form of a 100% stock dividend, declared by the Board of Directors on October 11, 1993 and paid on November 24, 1993.

(B) The inclusion of incremental shares in 1989 would have been antidilutive for both primary and fully diluted per common share computations; therefore, they have been excluded.

(C) In accordance with Accounting Principles Board Opinion No. 15, the modified treasury stock method was used to calculate Per Common Share Earnings in 1993 and 1992.